SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 10, 2003

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 5.    Other Events

On June 10, 2003, Lockheed Martin issued a press release announcing that it has filed a lawsuit against The Boeing Company and three of Boeing’s former employees. The lawsuit alleges that Boeing and its employees committed violations of Federal and Florida law resulting from their solicitation, acquisition and use of Lockheed Martin proprietary information during the competition for launch contract awards under the U.S. Air Force’s Evolved Expendable Launch Vehicle (EELV) program. A copy of the press release is attached as Exhibit No. 99 to this report and is incorporated herein by reference.

The complaint seeks compensatory damages, including treble and punitive damages, costs, and injunctive relief against all defendants. As with any litigation, there can be no assurance that Lockheed Martin will be successful in its efforts to recover damages or obtain other relief to compensate for the damages alleged to have been caused by the defendants. At this point, it also is too early to determine whether the actions alleged in the lawsuit or any remedies that may be imposed will affect the outcome of future competitions for U.S. Government or commercial launch vehicles.

Item 7.    Financial Statements and Exhibits

Exhibit No.	Description

99	Lockheed Martin Corporation Press Release dated June 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ Rajeev Bhalla
Rajeev Bhalla Vice President and Controller

June 10, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99	Lockheed Martin Corporation Press Release dated June 10, 2003.